Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 2002 included in this Form 10-K into Atrion Corporation's previously filed Registration Statement (File No. 33-40639).


/s/ Arthur Andersen LLP


Atlanta, Georgia
March 25, 2002



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